Exhibit 1.1

CROWN AMERICAN REALTY TRUST

5,000,000 Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

CROWN AMERICAN REALTY TRUST

5,000,000 Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

June 3, 2002

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

FERRIS, BAKER WATTS, INCORPORATED

J.J.B. HILLIARD, W.L. LYONS, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

as Representatives of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Crown American Realty Trust, a Maryland real estate investment trust (the 'Company'), and Crown American Properties, L.P., a Delaware limited partnership (the 'Operating Partnership'), each confirms its agreement with Friedman, Billings, Ramsey & Co., Inc., Ferris, Baker Watts, Incorporated, J.J.B. Hilliard, W.L. Lyons, Inc. and Stifel Nicolaus & Company, Incorporated and each of the other Underwriters listed on Schedule I hereto (collectively, the 'Underwriters'), for whom Friedman, Billings, Ramsey & Co., Inc., Ferris, Baker Watts, Incorporated, J.J.B. Hilliard, W.L. Lyons, Inc. and Stifel Nicolaus & Company, Incorporated are acting as representatives (in such capacity, the 'Representatives'), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest of the Company, $0.01 par value per share (the 'Common Shares'), set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 750,000 Common Shares to cover over-allotments, if any. The 5,000,000 Common Shares to be purchased by the Underwriters (the 'Initial Shares') and all or any part of the 750,000 Common Shares subject to the option described in Section 1(b) hereof (the 'Option Shares') are hereinafter called, collectively, the "Shares."

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the 'Securities Act'), and the rules and regulations thereunder (the 'Securities Act Regulations'), with the Securities and Exchange Commission (the 'Commission'), a registration statement on Form S-3 (No. 333-26967) (the 'Registration Statement') relating to the offering of up to $300,000,000 of its common shares, common share warrants, preferred shares and/or debt securities by the Company from time to time pursuant to Rule 415 of the Securities Act. The Registration Statement, as declared effective on July 2, 1997, contains a prospectus and incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations thereunder (the 'Exchange Act Regulations'). The Company has prepared a prospectus supplement (the 'Prospectus Supplement') to the prospectus included as part of the Registration Statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company has furnished to the Representatives, for use by the underwriters and by dealers, copies of one or more preliminary prospectuses containing the prospectus included as part of the Registration Statement, as supplemented by a preliminary Prospectus Supplement dated May 17, 2002, and including the documents incorporated in such prospectus by reference (collectively, the 'Preliminary Prospectus') relating to the Shares. Except where the context otherwise requires, the Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations are collectively herein called the "Registration Statement," and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement dated June 3, 2002, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations on or before the second business day following the date of this Agreement (or on such other day as the parties may mutually agree), is herein called the "Prospectus." Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Securities Act Regulations (a 'Rule 462(b) Registration Statement') shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the Securities Act Regulations (a 'Term Sheet') shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "set forth," "contemplated" or stated" in the Registration Statement, the Prospectus or any Preliminary Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be. Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ('EDGAR'), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.

The Company, the Operating Partnership and the Underwriters agree as follows:

    Sale and Purchase:

      Initial Shares. Upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $8.2797, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

      Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to each Underwriter, severally and not jointly, to purchase from the Company all or any part of the Option Shares at the purchase price per share set forth in paragraph (a) above plus, with respect to each Underwriter purchasing Option Shares, any additional number of Option Shares which each Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time (as defined in Section 2(a) below). If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

      Terms of Public Offering. The Company is advised by you that the Shares are to be offered to the public initially at $8.75 per share (the 'Public Offering Price') and to certain dealers selected by you at a price that represents a concession not in excess of $0.29 per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 per share, to any Underwriter or to certain other dealers. The Underwriters may from time to time increase or decrease the Public Offering Price of the Shares after the initial public offering to such extent as the Underwriters may reasonably determine.

    Payment and Delivery:

      Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company, shall be delivered by or on behalf of the Company to the Representatives through the facilities of The Depository Trust Company ('DTC') for the account of each Underwriter, against payment by or on behalf of each Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours' prior written notice. In the event that the Initial Shares are not to be delivered to the Representatives through the facilities of DTC, the Representatives will specify the manner of delivery required for the Initial Shares upon at least forty-eight hours prior written notice to the Company. If the Initial Shares are not to be delivered through the facilities of DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging, if so requested in the notice given by the Representatives to the Company, at least twenty-four hours prior to the Closing Time with respect thereto. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 7, 2002 or on such other time and date as the Company and the Representatives may agree upon in writing. The time at which such payment and delivery of the Initial Shares are actually made is hereinafter sometimes called the "Closing Time."

      Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company, shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours' prior written notice. In the event that the Option Shares are not to be delivered to the Representatives through the facilities of DTC, the Representatives will specify the manner of delivery required for the Option Shares upon at least forty-eight hours prior written notice to the Company. If the Option Shares are not to be delivered through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging, if so requested in the notice given by the Representatives to the Company, at least twenty-four hours prior to the Date of Delivery with respect thereto. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing. The time at which such payment and delivery of the Option Shares are actually made is hereinafter sometimes called the "Date of Delivery."

    Representations and Warranties of the Company: The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters that:

      the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with requisite power and authority to own its properties, conduct its business as described in the Prospectus and to authorize, execute and deliver this Agreement and to consummate the transactions described herein; the Company has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification or license is required, whether by reason of the ownership, leasing, or management of any properties or the conduct of any other business, except where the failure to be so licensed or qualified would not likely be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company, the Operating Partnership and the significant subsidiaries of the Company within the meaning of Rule 1-02 of Regulation S-X (each, a 'Significant Subsidiary') taken as a whole (a 'Material Adverse Effect');

      the Operating Partnership and each other partnership and limited liability company which directly owns the Company's interests in the properties described in the Prospectus (the 'Properties') (each such partnership and limited liability company individually, other than the Operating Partnership, a 'Property Partnership' and collectively, the 'Property Partnerships') has been duly organized and is validly existing as a partnership or a limited liability company, as the case may be, in good standing, to the extent applicable, under the laws of its jurisdiction of organization, with partnership or limited liability company power, as the case may be, and authority to own its properties, conduct its business as described in the Prospectus and, with respect to the Operating Partnership, to authorize, execute and deliver this Agreement and to consummate the transactions described herein; each of the Operating Partnership and each Property Partnership has been duly qualified or licensed for the transaction of business and is in good standing, to the extent applicable, under the laws of each jurisdiction in which such qualification or license is required, whether by reason of the ownership, leasing, or management of any properties, including the Properties, or the conduct of any other business, except where the failure to be so licensed or qualified would not likely be expected to have a Material Adverse Effect; all of the partnership interests and membership interests in each Property Partnership have been duly authorized and validly issued, are fully paid, and, except as described in the Prospectus, are owned directly or indirectly by the Company or the Operating Partnership free and clear of all liens, encumbrances, equities or claims;

      each Significant Subsidiary has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation; each Significant Subsidiary has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and is duly qualified as a foreign corporation or partnership and is in good standing in each other jurisdiction where such qualification is required; all of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests, as applicable, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and are owned free and clear of security interest, mortgage, pledge, lien, encumbrance, claim or equity other than as set forth in the Registration Statement or Prospectus; except as described in the Prospectus (or incorporated by reference), the Company owns, directly or indirectly, all of the shares of capital stock, limited liability company interests and partnership interests, as applicable, of each Significant Subsidiary;

      the Company, the Operating Partnership and each Significant Subsidiary are in compliance in all respects with all applicable laws, orders, rules, regulations and directives, including those relating to transactions with affiliates, except where non-compliance would not likely be expected to have a Material Adverse Effect;

      neither the Company, the Operating Partnership nor any Significant Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under), its respective declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement, or other organizational document, as applicable, or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Partnership or any Significant Subsidiary is a party or by which any of them is bound, except for such breaches or defaults which would not likely be expected to have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provision of the declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement, or other organizational document, as applicable, of the Company, the Operating Partnership or any Significant Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Partnership or any Significant Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnership or any Significant Subsidiary, except in the case of clause (ii) for such breaches or defaults which would not likely be expected to have a Material Adverse Effect;

      each of the Company and the Operating Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

      the Company has an authorized issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" as of the date stated in such section; immediately after the Closing Time, 31,221,049 Common Shares will be issued and outstanding (subject to the Underwriters' option described in Section 1(b) hereof), 2,500,000 11% senior preferred shares of beneficial interest will be issued and no shares of any other class of capital stock will be issued and outstanding; the outstanding common and preferred shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and conform in all material respects to all statements relating thereto contained in the Prospectus and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued common and preferred shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights granted by the Company; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interests of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company; the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; no person or entity holds a right to participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; except as described in the Prospectus (or incorporated by reference), there are no outstanding securities convertible into or exchangeable for the Shares or any shares of beneficial interest of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company; except as set forth in that certain Registration Rights Agreement, dated August 17, 1993, by and between the Company and Crown Investment Trust, a Delaware Business Trust, that certain Third Amended and Restated Registration Rights Agreement, dated as of September 28, 2001, by and between the Company and NBOC Bank, a division of First Commonwealth Bank, successor in interest to National Bank of the Commonwealth, and that certain Registration Rights Agreement dated as of August 13, 1999 by and between the Company and PNC Bank, National Association, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange;

      no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the performance by the Company, the Operating Partnership and the Significant Subsidiaries of their obligations under this Agreement, the consummation of the transactions contemplated hereby and the sale and delivery of the Shares as contemplated hereby other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

      each of the Company, the Operating Partnership and each Significant Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not likely be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company, the Operating Partnership nor any of the Significant Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership or any of the Significant Subsidiaries, the effect of which would not likely be expected to have a Material Adverse Effect; and no such license, authorization, consent or approval contains a burdensome restriction material to the Company or the Operating Partnership or any Significant Subsidiary that is not adequately disclosed in the Prospectus except where the effect of such restriction would not likely be expected to have a Material Adverse Effect;

      each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are threatened by the Commission, and any request on the part of the Commission or by the state securities authority of any jurisdiction for additional information has been complied with;

      the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3; the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof); if the Company elects to rely upon Rule 434 of the Securities Act Regulations, the Company will comply with Rule 434; if a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 of the Securities Act Regulations relating to the payment of filing fees therefor;

      the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

      each document incorporated by reference or deemed to be incorporated by reference in the Registration Statement and in the Prospectus, when each became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations, and when read together with the other information in the Prospectus, at the time the Prospectus was filed with the Commission, did not contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

      except as disclosed (or incorporated by reference) in the Registration Statement or the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's or the Operating Partnership's knowledge, threatened against the Company, the Operating Partnership or any of the Significant Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency the outcome of which would likely be expected to have a Material Adverse Effect, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

      the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus or incorporated by reference therein present fairly the financial position of the Company, the Operating Partnership and the Significant Subsidiaries as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company, the Operating Partnership and the Significant Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in the Registration Statement and the Prospectus or incorporated by reference therein fairly present the information shown therein; the financial information and data included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in or incorporated by reference into the Registration Statement and the Prospectus and the books and records of the respective entities presented therein; other than the historical or pro forma financial statements (and schedules) included or incorporated by reference therein, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Securities Act Regulations to be included in or incorporated by reference into the Registration Statement; except as reflected or disclosed in the financial statements included in or incorporated by reference into the Registration Statement or otherwise set forth in the Prospectus, none of the Company, the Operating Partnership or the Significant Subsidiaries are subject to any material indebtedness, obligation, or liability, contingent or otherwise, known to the Company;

      the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ('Rule 12b-25(b)') with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

      Arthur Andersen LLP ('Andersen'), whose reports on the audited financial statements of the Company, the Operating Partnership and the Significant Subsidiaries are included as part of the Registration Statement and the Prospectus or are incorporated by reference therein are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act and the Securities Act Regulations;

      subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business or condition (financial or otherwise), present or prospective, of the Company, the Operating Partnership and the Significant Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company, the Operating Partnership or any of the Significant Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership or any of the Significant Subsidiaries, which is material to the Company, the Operating Partnership and the Significant Subsidiaries taken as a whole, (iv) any dividend or distribution of any kind declared, paid, or made by the Company on any class of its shares of beneficial interest or by the Operating Partnership with respect to its partnership interests, other than regular quarterly dividend payments, (v) any change in the shares of beneficial interest of the Company or the partnership interests of the Operating Partnership or any Significant Subsidiary, other than issuances of Common Shares pursuant to the Company's dividend reinvestment plan, 401(k) plan, payroll deductions or any other employee plan distribution, in each case, in existence as of the date of this Agreement or exercises of options by employees or trustees under the Company's existing option plans, (vi) any increase in the indebtedness of the Company, the Operating Partnership or any Significant Subsidiary that is material to such entities, taken as a whole, and (vii) a material casualty loss or material condemnation or other material adverse event with respect to the Properties;

      each of the Company, the Operating Partnership, the Significant Subsidiaries, and, to the knowledge of the Company and the Operating Partnership, each of their respective trustees, officers, directors and controlling persons has not, directly or indirectly, (i) taken, and will not take any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company;

      neither the Company, the Operating Partnership nor any of their respective affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the 'NASD')) any member firm of the NASD;

      neither the Company, the Operating Partnership nor any Significant Subsidiary has relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

      no statement, representation, warranty or covenant made by the Company or the Operating Partnership in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect;

      any certificate signed by any officer of the Company, the Operating Partnership or any Significant Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby;

      except as disclosed (or incorporated by reference) in the Registration Statement or the Prospectus, the Company, the Operating Partnership and the Significant Subsidiaries have good and marketable title in fee simple to all real property and good and clear title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such liens, security interests, pledges, charges, encumbrances, mortgages and defects as are disclosed (or incorporated by reference) in the Registration Statement or the Prospectus or the financial statements thereto or such as would not likely have a material adverse effect on the value of such property and do not interfere with the use made or proposed to be made of such property by the Company, the Operating Partnership and the Significant Subsidiaries; and any real property and buildings held under lease by the Company, the Operating Partnership or any Significant Subsidiary are held by it under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects, as are disclosed (or incorporated by reference) in the Registration Statement or the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, the Operating Partnership or such Significant Subsidiary;

      there are no statutes or regulations applicable to the Company, the Operating Partnership or any of the Significant Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Operating Partnership or any of the Significant Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; all agreements between the Company, the Operating Partnership or any of the Significant Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Operating Partnership or one or more of the Significant Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

      no relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of the Significant Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Company, the Operating Partnership or any of the Significant Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

      the Company, the Operating Partnership and each Significant Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively 'Intangibles'), necessary to entitle the Company, the Operating Partnership, the Property Partnerships and each other Significant Subsidiary to conduct its business as described in the Prospectus, and neither the Company, the Operating Partnership, any Property Partnership nor any other Significant Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles except where such failure would not likely be expected to have a Material Adverse Effect;

      each of the Company, the Operating Partnership and the Significant Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, the Operating Partnership or any of the Significant Subsidiaries, nor does the Company, the Operating Partnership or any of the Significant Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would likely have a Material Adverse Effect; all known tax liabilities, if any, are adequately provided for on the respective books of such entities;

      each of the Company, the Operating Partnership, the Property Partnerships and the other Significant Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Operating Partnership, the Property Partnerships and the other Significant Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

      except as otherwise disclosed in the Prospectus, neither the Company, the Operating Partnership, any of the Property Partnerships nor any of the other Significant Subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ('PCBs'), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, 'Hazardous Materials'), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, the Operating Partnership, any of the Property Partnerships or any of the other Significant Subsidiaries, including any real property underlying any loan held by the Company, the Operating Partnership, any of the Property Partnerships or any of the other Significant Subsidiaries and any real property owned by an entity in which the Company, the Operating Partnership, any of the Property Partnerships or any of the other Significant Subsidiaries owns an interest (collectively, the 'Real Property'), except in material compliance with applicable laws; to the knowledge of the Company or the Operating Partnership, the Real Property, and the Company's, the Operating Partnership's, the Property Partnerships' and the other Significant Subsidiaries' operations with respect to the Real Property, are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, 'Environmental Laws'), and the Company, the Operating Partnership, the Property Partnerships and the other Significant Subsidiaries are in material compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws; except as otherwise disclosed in the Prospectus, neither the Company, the Operating Partnership, the Property Partnerships nor the other Significant Subsidiaries has received any written notice from any governmental entity or any other person and there is no pending or, to the knowledge of the Company, the Operating Partnership, the Property Partnerships and the other Significant Subsidiaries, threatened claim, litigation or any administrative agency proceeding that alleges a violation of any Environmental Laws by the Company, the Operating Partnership, any of the Property Partnerships or any of the other Significant Subsidiaries; or that the Company, the Operating Partnership, any of the Property Partnerships or any of the other Significant Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company, the Operating Partnership, any of the Property Partnerships or any of the other Significant Subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards;

      neither the Company, the Operating Partnership nor any of the Significant Subsidiaries nor, to the Company's or the Operating Partnership's knowledge, any officer, director or trustee purporting to act on behalf of the Company, the Operating Partnership or any of the Significant Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company, the Operating Partnership or any of the Significant Subsidiaries sells or from which the Company, the Operating Partnership or any of the Significant Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company, the Operating Partnership or any of the Significant Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, the Operating Partnership and the Significant Subsidiaries;

      except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Operating Partnership or any of the Significant Subsidiaries to or for the benefit of any of the officers or directors of the Company, the Operating Partnership or any of the Significant Subsidiaries or any of the members of the families of any of them;

      neither the Company, the Operating Partnership nor any of the Significant Subsidiaries nor, to the Company's or the Operating Partnership's knowledge, any employee or agent of the Company, the Operating Partnership or any of the Significant Subsidiaries, has made any payment of funds of the Company, the Operating Partnership or of any Significant Subsidiary or received or retained any material amount of funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

      the Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust (a 'REIT') under the Internal Revenue Code of 1986, as amended (the 'Code'), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

      the Shares have been approved for listing, upon official notice of issuance, on the New York Stock Exchange;

      in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, except as contemplated herein;

      to the knowledge of the Company or the Operating Partnership, each of the properties comprising the Real Property is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for any failures to comply which would not, individually or in the aggregate, likely be expected to have a Material Adverse Effect;

      neither the Company, the Operating Partnership nor any of the Significant Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the '1940 Act');

      the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as may otherwise exist with respect to the Underwriters pursuant to this Agreement;

      to the Company's knowledge, no general labor problem exists with the employees of the Company, the Operating Partnership or any of the Significant Subsidiaries;

      each of the Operating Partnership and any other partnership in which the Company has a direct or indirect interest is organized and operated to qualify as a partnership for federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation; and neither the Company nor any of such partnerships has received any communication from the Internal Revenue Service regarding the status of any such partnership as a partnership for federal income tax purposes;

      with respect to each corporation in which the Company owns, directly or indirectly, more than 10% of the voting securities or whose securities account for more than 5% of the fair market value of the Company's assets, the Company has at all times owned, directly or indirectly, 100% of all the equity interests in such corporation since the corporation was formed;

      the Shares being sold pursuant to this Agreement will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement; and

      the Company has and will at the Closing Time and on each Date of Delivery have good and marketable title to the Shares to be sold on such date by the Company hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriters have no notice of any adverse claim (as such term is defined in the Uniform Commercial Code as in effect in the State of New York), each Underwriter will receive good and marketable title to the Shares purchased by it on such date from the Company, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

    Certain Covenants of the Company and the Operating Partnership: The Company and the Operating Partnership hereby covenant with each Underwriter:

      to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

      if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

      to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by law, on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

      to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing when, prior to the termination of the underwriting syndicate contemplated by this Agreement, any post-effective amendment thereto becomes effective under the Securities Act Regulations;

      to advise the Representatives, prior to the termination of the underwriting syndicate contemplated by this Agreement, immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and, prior to the termination of the underwriting syndicate contemplated by this Agreement, to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

      prior to the termination of the underwriting syndicate contemplated by this Agreement, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

      to furnish to the Underwriters for a period of two years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company, the Operating Partnership and the Significant Subsidiaries;

      to advise the Underwriters promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's or the Operating Partnership's assets, operations, business or condition (financial or otherwise) or (ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

      to furnish promptly to the Representatives such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) as the Underwriters may reasonably request;

      to furnish to the Underwriters, not less than two business days before filing with the Commission, subsequent to the effective date of the Prospectus and during any period of time in which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

      to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

      to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act Regulation, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act Regulation;

      to use its best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange;

      except in the ordinary course of business, to refrain during a period of 90 days from the date of this Agreement, without the prior written consent of the Representatives, from (i) offering, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted in the ordinary course of business as provided herein or (C) any Common Shares issued pursuant to the Company's dividend reinvestment plan, 401(k) plan, payroll deductions or any other employee plan distribution, in each case, in existence as of the date of this Agreement or any Common Shares issued pursuant to exercises of options by employees or trustees under the Company's existing option plans; provided, further, that this Section 4(n) shall not prohibit the Company from entering into an agreement to consummate, or consummating, a Transaction (as defined under that certain agreement dated as of February 13, 2002 by and between the Company and First Union Securities, Inc. operating under the trade name Wachovia Securities) so long as the consideration per share to be received, or received, by each holder of Common Shares shall have a value equal to or greater than the Public Offering Price;

      the Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

      the Company will use its best efforts to continue to meet the requirements to qualify as a real estate investment trust under the Code;

      the Company will comply with all of the provisions of any undertakings in the Registration Statement;

      the Company and the Operating Partnership will not invest, reinvest or otherwise use the proceeds received by the Company or the Operating Partnership from the sale of the Shares in such a manner, or take any action or omit to take any action, that would cause the Company or the Operating Partnership to become an "investment company" as that term is defined in the 1940 Act and the Company, the Operating Partnership and the Significant Subsidiaries will otherwise conduct their affairs in such a manner so as to ensure that neither the Company, the Operating Partnership nor any Significant Subsidiary will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act;

      if at any time during the 30-day period after the execution of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives' reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, in compliance with the Securities Act, the Securities Act Regulations and other applicable laws and reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event;

      neither the Company nor the Operating Partnership will (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchase of the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; and

      to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    Payment of Expenses;

      The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement whether or not the transactions contemplated hereunder are consummated or this Agreement terminated, including, but not limited to, all fees and expenses of and filing with the Commission and the NASD; all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (excluding the fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto which are addressed in Section 5(b)), fees and disbursements of counsel and accountants for the Company, and printing costs, including costs of printing the Prospectus, and any amendments thereto, all underwriting documents, a reasonable quantity of Prospectuses requested by the Representatives, the fees and expenses of any transfer agent or registrar for the Shares, the fees and expenses incurred in connection with the listing of the Shares in the New York Stock Exchange and the road show costs and expenses attributable to the Company as mutually agreed to by the Company and the Representatives.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement and subsequently enters into a definitive agreement with a third party with respect to any Transaction (as defined under that certain agreement dated as of February 13, 2002 by and between the Company and First Union Securities, Inc. operating under the trade name Wachovia Securities) during the 45 days following the date of the notice from the Company to the Representatives to terminate this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein; provided, however, that the Company shall have no obligation to reimburse the Underwriters pursuant to this Section 5(b) for any out-of-pocket expenses in excess of a total of $150,000 in the aggregate.

    Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company and the Operating Partnership of their obligations hereunder in all material respects, and (iii) the following further conditions:

      The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' and their counsel's reasonable satisfaction. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed within the prescribed time period, and prior to the Closing Time with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the Securities Act Regulations, a Term Sheet including the Rule 434 information shall have been filed with the Commission in accordance with Rule 424(b)(7). There shall not have come to the Underwriters' attention any facts that would cause the Underwriters to believe that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you.

      The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Reed Smith LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Winston & Strawn, counsel for the Underwriters, stating that:

        the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with requisite power and authority to own its properties and conduct its business as described in the Prospectus;

        the Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Shares"; the outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and fully paid and non-assessable; the terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus; the outstanding shares of capital stock or interests in, as the case may be, of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, all of the partnership interests in the Operating Partnership and all of the authorized and validly issued shares of capital stock of or interests in the Significant Subsidiaries, as the case may be, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no authorized and validly issued (A) securities or obligations of the Company, the Operating Partnership or any of the Significant Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or any capital stock or interests in any such Subsidiary or (B) warrants, rights or options to subscribe for or purchase from the Company, the Operating Partnership or any such Significant Subsidiary any such shares of beneficial interest, capital stock, interests or any such convertible or exchangeable securities or obligations; except as set forth in the Prospectus, there are no outstanding obligations of the Company, the Operating Partnership or any such Significant Subsidiary to issue any shares of beneficial interest, capital stock or interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

        each of the Operating Partnership and each Significant Subsidiary has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing (to the extent applicable) under the laws of its jurisdiction of organization; the partnership agreement of the Operating Partnership has been duly authorized, executed and delivered by the Company and the Operating Partnership and, assuming the due authorization, execution and delivery where applicable by each of the parties thereto other than the Company and the Operating Partnership, constitutes valid and legally binding obligations of the Company and the Operating Partnership, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the effect of general principles of equity; and the partnership agreement of each Significant Subsidiary that is a partnership has been duly authorized, executed and delivered by the parties thereto and, assuming the due authorization, execution and delivery where applicable by each of the parties thereto other than the Company, the Operating Partnership and any Significant Subsidiary constitutes valid and legally binding obligations of the Company, the Operating Partnership, and the Significant Subsidiaries, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the effect of general principles of equity (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company, the Operating Partnership or the Significant Subsidiaries, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such certificates);

        each of the Company, the Operating Partnership and the Significant Subsidiaries has been duly qualified or licensed as a foreign corporation, limited partnership, or otherwise, as appropriate, for the transaction of business and is in good standing (to the extent applicable) under the laws of each other jurisdiction in which such qualification or license is required, whether by reason of the ownership, leasing or management of any properties or the conduct of any other business, except where the failure to be so qualified or licensed would not likely be expected to have a Material Adverse Effect, (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company and governmental authorities, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such certificates);

        to such counsel's knowledge and other than as set forth in the Registration Statement or the Prospectus or incorporated by reference therein, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any Significant Subsidiary is a party or of which any property of the Company, the Operating Partnership or any Significant Subsidiary is the subject which would individually or in the aggregate, likely be expected to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        each of the Company and the Operating Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

        the Shares have been duly authorized by all necessary corporate/trust action on the part of the Company, and when executed, authenticated and delivered in accordance with this Agreement will be validly issued, fully paid and non-assessable and will be valid and legally binding obligations of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with their terms; the issuance of the Shares is not subject to any statutory preemptive rights or, to counsel's knowledge, any contractual rights to subscribe for more shares of the Company;

        to such counsel's knowledge, the Company, the Operating Partnership and the Significant Subsidiaries are in compliance in all respects with all applicable laws, orders, rules, regulations and directives, except for non-compliance which would not likely be expected to have a Material Adverse Effect;

        to such counsel's knowledge, neither the Company, the Operating Partnership nor any of the Significant Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under), its respective charter, by-laws, certificate of limited liability company, agreement of limited liability company, certificate of limited partnership or partnership agreement, as the case may be, or any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company, the Operating Partnership or any of the Significant Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnership or any of the Significant Subsidiaries, except such breaches or defaults which would not likely be expected to have a Material Adverse Effect;

        the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the declaration of trust, the articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents, as the case may be, of the Company, the Operating Partnership or any Significant Subsidiary, (ii) to the knowledge of such counsel, any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Operating Partnership or any Significant Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any law or regulation or any decree, judgment or order applicable to the Company, the Operating Partnership or any Significant Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which, individually or in the aggregate, would not likely be expected to have a Material Adverse Effect;

        no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Company and the Operating Partnership or the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act or the Exchange Act and such approvals as have been obtained in connection with the listing of the Shares on the New York Stock Exchange and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

        to such counsel's knowledge, each of the Company, the Operating Partnership and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, likely be expected to have a Material Adverse Effect; to such counsel's knowledge, neither the Company, the Operating Partnership nor any of the Significant Subsidiaries is in violation of or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership or any of the Significant Subsidiaries the effect of which would likely be expected to have a Material Adverse Effect;

        the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act; the Company will not solely as a result of the transactions contemplated hereby become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act;

        the sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or by-laws of the Company, to such counsel's knowledge, under any agreement to which the Company, the Operating Partnership or any of the Significant Subsidiaries is a party or, to such counsel's knowledge, otherwise;

        assuming the Underwriters have no notice of any adverse claim (as such term is defined in the Uniform Commercial Code as in effect in the State of New York), each Underwriter will receive good and clear title to the Shares purchased by it on such date from the Company, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind;

        except as set forth in that certain Registration Rights Agreement, dated August 17, 1993, by and between the Company and Crown Investment Trust, a Delaware Business Trust, that certain Third Amended and Restated Registration Rights Agreement, dated as of September 28, 2001, by and between the Company and NBOC Bank, a division of First Commonwealth Bank, successor in interest to National Bank of the Commonwealth, and that certain Registration Rights Agreement dated as of August 13, 1999 by and between the Company and PNC Bank, National Association, to such counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

        the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the New York Stock Exchange;

        the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

        the statements under the captions "Description of Shares", "Certain Provisions of Maryland Law and Crown's Declaration of Trust and Bylaws" and "Certain U.S. Federal Income Tax Considerations to Crown of its REIT Election" in the Registration Statement and the Prospectus and the statements under the caption "Certain Federal Income Tax Consequences" in the Prospectus Supplement, insofar as such statements constitute matters of law or legal conclusions or constitute summaries of documents described therein, fairly and accurately describe such legal matters or documents and fairly and accurately summarize the matters referred to therein;

        there are no actions, suits or proceedings pending or, to such counsel's knowledge, threatened against the Company, the Operating Partnership or any of the Significant Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described or incorporated by reference;

        to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized, described, or incorporated therein by reference; to such counsel's knowledge, all agreements between the Company, the Operating Partnership or any of the Significant Subsidiaries, respectively, and third parties which are filed as an exhibit to the Registration Statement are legal, valid and binding obligations of the Company, the Operating Partnership or the Significant Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

        the Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and its proposed method of operation, based on the Company's representations, will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code;

        at the time the Registration Statement became effective, the Registration Statement and Prospectus (except for financial statements and schedules and related notes included therein, and the other financial, statistical, and accounting data included in the Registration Statement or Prospectus as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

        each document heretofore filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the prospectus (except for financial statements and schedules and other financial information included or incorporated by reference therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the Exchange Act and the applicable Exchange Act Regulations in effect at the date of their respective filings; and

        the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (ii), (xix) and (xxi) above), nothing has caused them to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

      The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Reed Smith LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Winston & Strawn, counsel for the Underwriters, stating that, as a matter of Maryland law:

        the statements under the caption "Description of Shares," in the Registration Statement and the Prospectus relating to the Common Shares, insofar as such statements constitute matters of Maryland corporate law or Maryland real estate investment trust law, have been reviewed by such counsel and are a fair summary of such matters;

        the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

        the Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Maryland with the requisite corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute, deliver and perform this Agreement and to consummate the transactions described herein; and

        this Agreement has been duly authorized, executed and delivered by the Company.

      The Representatives shall have received from Ernst & Young LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives as representatives of the Underwriters and in form and substance satisfactory to the Representatives.

      The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Winston & Strawn, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

      No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

      Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company, the Operating Partnership and its Significant Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, the Operating Partnership or any of the Significant Subsidiaries, in each case, which makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      At the Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

      The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      The Representatives shall have received letters (each, a 'Lock-up Agreement') from each person listed on Schedule II hereto, in form and substance satisfactory to the Representatives, confirming that for a period of ninety (90) days after the date of this Agreement, such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within ninety (90) days after the date of this Agreement, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer (other than a disposition or transfer pursuant to which the acquiror or transferee is subject to the restrictions on disposition and transfer set forth in this Section 6(k) to the same extent as such stockholder delivering a letter hereunder), directly or indirectly, any Common Shares owned or hereafter acquired by such persons (other than by participating as selling stockholders in a registered offering of Common Shares offered by the Company with the consent of the Representatives) or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, which consent may be withheld at the sole discretion of the Representatives. The restrictions set forth in this paragraph 6(k) shall not apply to any agreement or transaction pursuant to which such person offers to sell or sells Common Shares to the Company or an affiliate of the Company in a private transaction; provided, however, that the Company or the affiliate of the Company, as the case may be, that acquires such Common Shares agrees to be bound by the terms of the applicable Lock-up Agreement with respect to such Common Shares acquired in such private transaction.

      The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of two principal executive officers to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (g), (h) and (i) have been met and are true and correct as of such date.

      The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

      All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by such Rule.

      The Company shall perform such of its obligations under this Agreement are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

    The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Representatives on the Date of Delivery of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

    Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives has a material adverse affect or will have a material adverse affect on the assets, operations, business or condition (financial or otherwise) of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States, or (viii) in the case of any of the events specified in clauses (i) through (vii), such event, singly or together with any other such events, makes it, in the judgment of the Representatives, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

    If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

    If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

    Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the 'Defaulted Shares'). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

    Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

    If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

    The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

    Indemnity and Contribution by the Company and the Underwriters:

      The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(c) of this Agreement.

      If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company and the Operating Partnership shall not be liable for any settlement of any such claim or action effected without their written consent.

      Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Operating Partnership, the Significant Subsidiaries, and each of the Company's trustees and officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or each such other person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth (A) on the cover page of the Prospectus and under the caption "Underwriting" in the Prospectus regarding the names of each of the Representatives and (B) under the caption "Underwriting" in the Prospectus regarding (i) concessions and reallowances to dealers in connection with the sale of Shares, (ii) stabilizing the price of the Shares by the Underwriters, and (iii) entities associated with the Underwriters which provide investment banking services to the Company, (in each case, to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(k) and this Section 9.

      If any action is brought against the Company, the Operating Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Operating Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

      If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Operating Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

      The Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

    Survival: The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Operating Partnership or the Company's trustees or directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

    Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Pasquerilla Plaza, Johnstown, Pennsylvania 15901, Attention: Legal Department.

    Governing Law; Consent to Jurisdiction; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

    Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

    Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

[signature pages follow]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,
CROWN AMERICAN REALTY TRUST

/s/ Ronald P. Rusinak
By: Ronald P. Rusinak
Its: Vice President and Secretary

CROWN AMERICAN PROPERTIES, L.P.
By: Crown American Realty Trust, its general partner

/s/ Ronald P. Rusinak
By: Ronald P. Rusinak
Its: Vice President and Secretary

Accepted and agreed to as

of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
FERRIS, BAKER WATTS, INCORPORATED
J.J.B. HILLIARD, W.L. LYONS, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
BY: FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

/s/ James R. Kleeblatt
By: James R. Kleeblatt
Its: Senior Managing Director

For themselves and as Representatives

of the other Underwriters named on

Schedule I hereto.

Schedule I
Underwriter	Number of Initial Shares to be Purchased

Friedman, Billings, Ramsey & Co., Inc.	2,750,000
Ferris, Baker Watts, Incorporated..	875,000
J.J.B. Hilliard, W.L. Lyons, Inc.	875,000
Stifel, Nicolaus & Company, Incorporated................................	500,000
Total	5,000,000

Schedule II

Persons Subject to Lock-Up Agreements
NAME	SHARES

Mark E. Pasquerilla	3,201,315

Terry L. Stevens	158,974

Donato B. Zucco	121,392

Nicholas O. Antonazzo	168,712

Thomas Stephenson	194,721

Robert J. Griffith	71,511

Clifford A. Barton	58,282

Peter J. Siris	47,000

Donald F. Mazziotti	27,367

Zachary L. Solomon	325,000